                                                               EXHIBIT 11

                        COMPUTATION OF NET EARNINGS PER SHARE
                     (Amount in thousands, except per share data)
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
                                                                               Three months ended
                                                                             ---------------------
                                                                             Oct 24         Oct 25
                                                                              1997           1996
                                                                             -----          -----
Primary:
    Average number of shares of common stock outstanding                     5,486          5,352
    Additional shares assuming exercise of dilutive stock options               11              2
                                                                             -----          -----
         Total                                                               5,497          5,354
                                                                             =====          =====
              Net earnings                                                    $292            $88
                                                                             =====          =====
              Per share amount                                               $0.05          $0.02
                                                                             =====          =====

Fully Diluted:
    Average number of shares of common stock outstanding                     5,486          5,352
    Additional shares assuming exercise of dilutive stock options               19              2
                                                                             -----          -----
         Total                                                               5,505          5,354
                                                                             =====          =====

             Net earnings                                                     $292            $88
                                                                             =====          =====

             Per share amount                                                $0.05          $0.02
                                                                             =====          =====
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